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                                                                   EXHIBIT 8.1

                       [Letterhead of Goodwin Procter LLP]

                                November 7, 2002


Inverness Medical Innovations, Inc.
51 Sawyer Road, Suite 200
Waltham, MA 02453

    Re: Merger pursuant to Agreement and Plan of Merger by and among Inverness Medical Innovations, Inc., Geras Acquisition Corp. and Ostex International, Inc.

Ladies and Gentlemen:

This opinion is being delivered to you pursuant to Section 7.3(f) of the Agreement and Plan of Merger dated as of September 6, 2002 (including exhibits and schedules thereto, the "MERGER AGREEMENT"), by and among Inverness Medical Innovations, Inc, a Delaware corporation ("PARENT"), Geras Acquisition Corp., a Washington corporation and wholly owned subsidiary of Parent ("MERGERCO"), and Ostex International, Inc., a Washington corporation ("COMPANY"). Pursuant to the Merger Agreement, MergerCo shall merge with and into Company. We have acted as counsel to Parent in connection with the Merger. This opinion relates to the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE").

For purposes of the opinion set forth below, we have reviewed and relied upon the Registration Statement on Form S-4 filed with the United States Securities and Exchange Commission on November 7, 2002 (the "Registration Statement"), the Merger Agreement and such other documents, records and instruments as we have deemed necessary or appropriate as a basis for our opinion. In addition, in rendering our opinion we have relied upon certain statements, representations and warranties made by Parent, MergerCo and Company set forth in representation letters provided to us by them in connection with the preparation of this opinion (the "Tax Representation Letters"). We also have assumed (without any independent investigation or review thereof) that:

       (a) Original documents submitted to us (including signatures thereto) are authentic, documents submitted to us as copies conform to the original documents, and all such documents have been (or will be by the Effective Time) duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof;

       (b) All representations, warranties and statements made or agreed to by Parent, MergerCo and Company, their managements, employees, officers, directors and stockholders in connection with the Merger, including, but not limited to, those set forth in the Registration Statement, the Merger Agreement and the Tax Representation Letters are and will be true and accurate at all relevant times, and no actions that are inconsistent with such representations, warranties and statements will be taken;


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Inverness Medical Innovations, Inc.
November 7, 2002
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       (c) All covenants contained in the Merger Agreement and the Tax
Representation Letters are and will be performed without waiver or breach of any material provision thereof;

       (d) The Merger will be consummated in accordance with the Merger Agreement without any waiver, breach or amendment of any material provision thereof, and the Merger will be effective under applicable state law;

       (e) Each of Parent, MergerCo and Company will comply with all reporting obligations with respect to the Merger required under the Code and the Income Tax Regulations and Procedure and Administration Regulations thereunder (the "Treasury Regulations"); and

       (f) Any representation, warranty or statement made "to the knowledge of" or similarly qualified is and will be true, correct and complete as if made without such qualification.

Any inaccuracy in, or breach of, any of the aforementioned representations, warranties, statements and assumptions or any change after the date hereof in applicable law could adversely affect our opinion.

Based upon and subject to the foregoing, as well as the limitations set forth below, it is our opinion, under presently applicable federal income tax law, that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code.

Furthermore, based upon and subject to the limitations and qualifications set forth herein, we are of the opinion that under current United States federal income tax law, the discussion set forth in the Registration Statement under the heading "Material Federal Income Tax Consequences," to the extent it describes legal matters or legal conclusions, is accurate in all material respects.

                                      * * *

We express no opinion herein other than the opinion expressly set forth above. In particular, this opinion does not address the tax consequences of any transaction under any foreign, state, or local tax law and does not address the federal tax consequences of any transaction other than the Merger as described in the Merger Agreement. You should recognize that our opinion is not binding on the Internal Revenue Service and that a court or the Internal Revenue Service may disagree with the opinion contained herein. Although we believe that our opinion will be sustained if challenged, there can be no assurance that this will be the case. The discussion and conclusions set forth above are based upon current provisions of the Code, the Treasury Regulations promulgated thereunder, and existing administrative and judicial interpretations thereof, all of which are subject to change, potentially with retroactive effect. Changes in applicable law could adversely affect our opinion. We do not undertake to advise you as to any changes after the date hereof in applicable law that may affect our opinion.

This opinion is being delivered solely in connection with the filing of the Form S-4 Registration Statement (the "Registration Statement") pursuant to the Merger Agreement and is intended for

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Inverness Medical Innovations, Inc.
November 7, 2002
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your benefit. It may not be relied upon by, or made available to, any other person or entity or used for any other purpose without our prior written consent.

We consent to the reference to our firm under the caption "Material Federal Income Tax Consequences" in the Proxy Statement included in the Registration Statement and to the reproduction and filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in the Securities Act.


                                         Very truly yours,



                                         /s/ Goodwin Procter LLP
                                         -------------------------------------
                                         Goodwin Procter LLP